Exhibit 10.2
We have entered into one management agreement with Sonesta International Hotels Corporation or its subsidiaries for the one remaining non-Retained Hotel.

	Trade Name and Street Address	Landlord	Owner	Manager	Service Level
1.	Sonesta Select Phoenix Camelback 2101 East Camelback Road Phoenix, AZ	Service Properties Trust	HPT CY TRS, Inc.	Sonesta International Hotels Corporation	Select